Exhibit 99.1

Essent Group Ltd. Comments on Final Private Mortgage Insurer Eligibility Requirements

HAMILTON, Bermuda--(BUSINESS WIRE)--April 17, 2015--Essent Group Ltd. (“Essent”) (NYSE: ESNT) reported today that the Federal Housing Finance Agency (“FHFA”) publicly released the final Private Mortgage Insurer Eligibility Requirements (“PMIERs”). The PMIERs represent the standards by which private mortgage insurers are eligible to provide mortgage insurance on loans owned or guaranteed by Fannie Mae and Freddie Mac, and are designed to ensure that approved mortgage insurers maintain sufficient, high-quality assets to pay claims in a stressful environment. As of March 31, 2015, Essent had sufficient assets in its insurance companies to meet the total risk-based required asset amount of the final PMIERs as published.

“We have been very supportive of the risk-based capital framework underlying the PMIERs and strongly believe that sound standards which are transparent and consistently enforced strengthen our industry,” said Mark Casale, Chairman and Chief Executive Officer. “Now that they are final, the PMIERs will serve as an important set of national standards that give industry counterparties more transparency into the claims paying capacity of private mortgage insurance companies, including Essent.”

“Based in part on Essent’s strong capital levels and the exceptional credit quality of our portfolio,” Casale added, “we believe that Essent is well positioned under the PMIERs to continue to serve the growing demand for private mortgage insurance.”

Essent will provide further details relative to its review of the final PMIERs as a part of its first quarter 2015 earnings call scheduled for May 8, 2015 at 10:00AM ET.

Forward Looking Statements

This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 27, 2015. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About the Company

Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company which, through its wholly-owned subsidiary Essent Guaranty, Inc., (collectively, “Essent”) offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania and rated BBB+ by Standard & Poor’s and Baa2 by Moody’s, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance and reinsurance through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com.

Source: Essent Group Ltd.

CONTACT:
Media Contact
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Janice Daue Walker
610-230-0556
media@essentgroup.com
or
Investor Relations Contact
Christopher G. Curran
Senior Vice President – Investor Relations
855-809-ESNT
ir@essentgroup.com